SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 24, 2005

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Definitive Material Agreement.

On June 24, 2005, Exact Sciences Corporation (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to that certain warrant to purchase 1,000,000 shares of its common stock, at an exercise price of $16.09 per share, that it issued to Laboratory Corporation of America Holdings on June 26, 2002 (the “LabCorp Warrant”).  Pursuant to the Amendment, the Company has agreed to extend the expiration date of the LabCorp Warrant to August 13, 2008.  All other terms of the LabCorp Warrant were unaffected.

The Company has assigned a value to the LabCorp Warrant extension of approximately $630,000, which will be recorded as a non-cash reduction in revenue in the second fiscal quarter of 2005.

A copy of the Amendment is attached as Exhibit 10.1 to this Report on Form 8-K.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreement to amend the equity securities described therein.  In connection with the Amendment to the LabCorp Warrant, the Company relied upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits:

10.1                           Amendment No. 1 to Common Stock Purchase Warrant dated June 26, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

June 27, 2005	By:	/s/ Harry W. Wilcox, III
Harry W. Wilcox, III
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Common Stock Purchase Warrant dated June 26, 2002